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EXHIBIT 4.1

               Declaration of Trust dated as of December 3, 1964

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            DECLARATION OF TRUST, made as of the 3rd day of December, 1964, by
RICHARD L. ROSENTHAL, residing at Lakewood Drive, Stamford, Connecticut, BERNARD
D. FISCHMAN, residing at 115 Central Park West, New York, New York, and C. B. MYERS, residing, at 110-45 Queens Boulevard, Forest Hills, Long Island, New York (hereinafter called "the Trustees").

            WHEREAS, following the execution hereof, Mills Music, Inc., a New York corporation (hereinafter called "Old Mills") will adopt a plan of complete liquidation (hereinafter called the "Plan of Complete Liquidation") and thereafter will enter into an agreement (hereinafter called the "Assets Purchase Agreement"), a copy of which is annexed as Exhibit A, with Utilities & Industries Management Corp. (hereinafter called "Management Corp.") and Mills Music, Inc., a Delaware corporation (hereinafter called "New Mills") providing for the purchase by New Mills of all of the assets and business of Old Mills and its affiliated corporations upon the terms and conditions therein set forth;

            WHEREAS, following the execution hereof, the Trustees and Jack Mills, Irving Mills and Samuel J. Buzzell (hereinafter collectively called "the Selling Shareholders") will enter into an agreement (hereinafter called the "Stock Purchase Agreement"), a copy

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of which is annexed as Exhibit B, providing for the purchase by the Trustees of all of the outstanding shares of Old Mills for the sum of $4,400,000 upon the terms and conditions therein set forth;

            WHEREAS, following the execution hereof, the Trustees and Management Corp, shall enter into all undertaking (hereinafter called the "Undertaking to Reimburse") to pay Management Corp. $500,000 in reimbursement of amounts expended by it for an option to purchase all of the shares of Old Mills, a copy of which is annexed as Exhibit C;

            WHEREAS, in order to finance the purchase by the Trustees of the shares of Old Mills, an opportunity to purchase certificates representing units of beneficial interest in the trust hereby created will be offered to shareholders of Utilities & Industries Corporation (hereinafter called "U & I"), and to the general public if the shareholders of U & I fail to subscribe for the entire amount of the units as offered, and certain funds will be borrowed from the Chemical Bank New York Trust Company and The Marine Midland Trust Company of New York (hereinafter collectively called the "Lenders");

            WHEREAS, all things necessary to constitute these presents a valid Declaration of Trust according to its terms have been done and performed, and the Trustees propose to make, execute, issue and deliver the Trust Certificates in accordance with the provisions hereof;

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            NOW, THEREFORE, THIS DECLARATION OF TRUST WITNESSETH, that, in order to declare the terms and conditions upon which this trust is created and the Trust Certificates are to be issued and received, and in consideration of the premises, and the acceptance of the Trust Certificates by the holders thereof and the acquisition by the Trustees of all the assets herein described, the Trustees hereby agree and declare, for the equal and proportionate benefit of the respective holders from time to time of the Trust Certificates, as follows:

                                  ARTICLE ONE

                           Declaration of Trust; Name

            Section 1.1. Stock Purchase Agreement. Following the execution hereof, the Trustees shall enter into the Stock Purchase Agreement and take all right, title and interest as Trustees in and to the rights granted to the Trustees by the terms of the Stock Purchase Agreement.

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            TO HAVE AND TO HOLD unto the Trustees and their successors and assigns forever;

            IN TRUST, NEVERTHELESS, upon the terms and trusts and for the uses and purposes set forth herein, for equal proportionate benefit of all holders of the Trust Certificates to be issued hereunder;

            AND the Trustees declare that they accept such trust upon such terms.

            Section 1.2. Name. This trust may be known as "MILLS MUSIC TRUST".

                                   ARTICLE TWO

                                   Definitions

            Section 2.1. Certain Terms Defined. For all purposes of this instrument, unless the context otherwise requires:

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            Declaration, or Declaration of Trust shall mean this instrument as originally executed or as it may from time to time be amended pursuant to the terms hereof.

            Corporate Trustee shall mean the Corporate Trustee named pursuant to Article TWELVE below and its successor or successors which become such in the manner therein prescribed.

            Shareholders shall mean holders of record, exclusive of subsidiaries of U & I, of shares of U & I at the close of business on a date fixed by the Trustees for the determination of stockholders of U & I entitled to receive rights to Subscribe to the Trust Certificates to be issued hereunder.

            Trust Certificate or Trust Certificates shall mean any Trust Certificate or Certificates, as the case may be, issued under this Declaration of Trust.

            Trust Certificate holder, or holders of Trust Certificates, or any similar terms, shall mean the

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registered owner of a Trust Certificate, as shown by the registration books maintained by the Trustees.

            Trust Estate shall mean all the property held from time to time by the Trustees under this Declaration of Trust.

            Trust Moneys shall mean all rents, royalties, income, proceeds and other receipts of or from the Trust Estate.

            Trustees shall mean Richard L. Rosenthal, Bernard D. Fischman and
C. B. Myers and such additional Trustees (including their successors and the Corporate Trustee and its successors) as shall become such in the manner hereinafter prescribed.

Except where the context otherwise requires, words importing the masculine gender shall include the feminine and the neuter, if appropriate, words importing the singular number shall include the plural number and vice versa, and words importing persons shall include firms, associations and corporations. All references herein to "Articles", "Sections" and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this instrument; and the words "herein", "hereof", "hereby", "hereunder" and words of similar import, refer to this instrument as a whole and not to any particular Article, Section or subdivision hereof.

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                                  ARTICLE THREE

                               Trust Certificates

            Section 3.1. Issuance of Trust Certificates. The beneficial interests hereunder shall be divided into 278,250 equal undivided portions (herein called "Units") which shall be evidenced by the Trust Certificates. The Trustees shall, upon subscription for all the Trust Certificates, issue such Trust Certificates to such persons as subscribe to Units in the offering of rights to subscribe made by the Trustees as provided in Section 5.3 hereof. The number of Units represented by any single Trust Certificate shall be designated on said Trust Certificate. No fractional part of a single Unit shall be issued but in lieu thereof the Trustees may make such provision with respect to fractions of Units, as they may deem appropriate.

            Section 3.2. Rights of Trust Certificate Holders. The registered owner of each Trust Certificate shall be entitled to participation according to the number of his Units in the rights and benefits due to a Trust Certificate holder hereunder. Each Trust Certificate holder or transferee of any Trust Certificate shall take and hold the same subject to all the terms and provisions of this Declaration of Trust. Upon the death of an individual Trust Certificate holder his interest as represented by a Trust Certificate shall pass to his legal representative and such death shall in no wise terminate or affect the validity of this Declaration. A Trust Certificate holder shall have no title to, right to, possession of,

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management of, control of, the Trust Estate except as hereunder otherwise expressly provided. The whole title, both legal and equitable, to all the Trust Estate shall be vested in the Trustees and the sole interest of the Trust Certificate holders shall be the rights and benefits given to such holders under the Declaration of Trust.

            Section 3.3. Form and Execution. The Trust Certificates shall be in substantially the form set forth in Exhibit D hereto with such changes as the Trustees may from time to time find necessary or desirable to conform to any applicable laws or regulations. All Trust Certificates shall be executed by the manual or facsimile signatures of the individual Trustees and an authorized officer or officers of the Corporate Trustee, if any. In case any Trustee or authorized officer, who has signed or whose facsimile signature has been placed upon a Trust Certificate, shall have ceased to be a Trustee or authorized officer before such Trust Certificate is issued, it may be registered by a registrar and issued with the same effect as if such Trustee or authorized officer had not then ceased to be a Trustee or authorized officer. In all cases, all such Trust Certificates shall be countersigned by the manual signature of the registrar.

            Section 3.4. Registration of Trust Certificates. The Trustees shall cause to be kept, at the office of the Corporate Trustee and at such other place or places within or

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without the State of New York as the Trustees may determine, books for the registration and transfer of any of the Trust Certificates (herein sometimes called the "register"); and, upon presentation for such purpose, the Trustees shall, under such reasonable regulations as they may prescribe, cause to be registered or transferred therein, any of the Trust Certificates. The Trustees shall appoint a registrar of the Trust Certificates (which shall be the Corporate Trustee, if a Corporate Trustee has been appointed), for the purpose of registering and transferring Trust Certificates as herein provided, and the Trustees may appoint additional registrars for such purpose. Trust Certificate holders and their duly authorized representatives shall have the right, upon reasonable prior written notice to the Trustees (addressed to them as provided in Section 18.5 below), and in accordance with reasonable regulations prescribed by the Trustees, to inspect and make copies of the register.

            If the Corporate Trustee shall perform services as registrar, including issuance and transfer of Trust Certificates, maintenance of records of Trust Certificate holders, periodic disbursement of moneys to Trust Certificate holders, mailing of reports and other material, and for all related services customarily performed by a registrar or transfer agent, it shall be entitled to receive reimbursement in the manner provided in Article ELEVEN hereof.

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            Section 3.5. Transfer of Trust Certificates. The Trust Certificates
and the interest represented thereby (but no fractional part of a single Unit thereof) may be transferred by the holder thereof in person or by a duly authorized agent or attorney, or by the properly appointed legal representatives of the holder, upon the surrender of the Trust Certificate, duly executed for transfer, to the Trustees with directions that such transfer be made and recorded in the register of the Trustees, upon the delivery of such other documents as the Trustees may reasonably require and upon the payment of the reasonable transfer charges, if any, established by the Trustees for the purpose of reimbursing the Trustees for the expenses incident thereto. Until any such transfer is recorded in the register of the Trustees, the Trustees may treat the holder of record of any Trust Certificate as the owner thereof for all purposes and shall not be charged with notice of any claim or demand to such Trust Certificate or the interest of any other person. The ownership and registration of the Trust Certificates may be in any form which the applicable law permits, subject to the reasonable regulation thereof by the Trustees.

            The recordation in the register of the Trustees of a transfer of a Trust Certificate shall, for the purposes of this trust, transfer to the transferee as of the date of such recordation all right, title and interest of the transferor in and to the Trust Certificate and the interest represented thereby to which the transferor might then

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be or thereafter become entitled, except that a transfer of a Trust Certificate shall not by such transfer, transfer to the transferee the right of the transferor to any sum payable by the Trustees to holders of record on a date prior to the date of recordation in the register of the Trustees of the transfer.

            Section 3.6. Applicable Law. As to matters affecting the title, ownership, warranty, transferability or attachment of the Trust Certificates, the laws from time to time in force in the State of New York with respect to stock certificates shall govern except as otherwise herein specifically provided.

            Section 3.7. Mutilated, Lost, Stolen and Destroyed Certificates. In case any Trust Certificate shall be mutilated, lost, stolen or destroyed, then, upon the production of such mutilated Trust Certificate or upon the receipt of evidence satisfactory to the Trustees of the loss, theft or destruction of such Trust Certificate and upon receipt also of a surety bond satisfactory to Trustees, including the Corporate Trustee, if any, unlimited in amount if they shall so specify, or such other security or indemnity as may be required by them, the Trustees in their discretion may execute and deliver or cause to be executed and delivered a new Trust Certificate in exchange for, and upon cancellation of, the mutilated Trust Certificate, or in lieu of the Trust Certificate so lost, stolen or destroyed. Any holder of a new Trust Certificate issued under this Section shall be entitled to the

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benefits of this Declaration of Trust equally and ratably with all other holders of Trust Certificates. The Trustees, in their discretion, may place upon such new Trust Certificate a distinguishing mark or legend to comply with the rules of any securities exchange or to conform to any usage with respect thereto, but such mark or legend shall in no wise affect the validity of such new Trust Certificate. If required by the Trustees, the applicant for such substitute certificate may also be required, as a condition precedent to the issuance of such certificate, to pay all reasonable costs, expenses and attorneys' fees incurred in connection with the issuance of such Trust Certificate.

            Section 3.8. Ownership of Trust Certificates by Trustees. Each Trustee, either individually or in a representative or fiduciary capacity (other than as a Trustee hereunder), may acquire, own and dispose of Trust Certificates to the same extent as if he were not a Trustee hereunder.

                                  ARTICLE FOUR

                       Duration and Termination of Trust

            Section 4.1. Duration. Unless sooner terminated as hereinafter provided, this trust shall continue until the expiration of a period of twenty-one (21) years following the

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death of the last survivor of all of the descendants in being at the date of this Declaration of Trust of Joseph P. Kennedy, the father of the late John F. Kennedy, the thirty-fifth President of the United States of America. In the event the duration of this trust is necessarily limited by the applicable laws of any state to a term which is shorter than the term hereinabove set forth and a court of competent jurisdiction has finally determined that such shorter term must be used and the laws of such state must be applied in determining the duration of this trust, then and in such event this trust shall continue for the maximum period permitted under the laws of said state for the duration of this trust, in lieu of the period set forth in the preceding sentence.

            Section 4.2. Termination by Trust Certificate Holders. The trust may be terminated at any time by the action of 75% in interest of the Trust Certificate holders as evidenced in the manner provided in Section 13.1.

            Section 4.3. Distribution on Termination by Passage of Time or by Determination of Trust Certificate Holders. Upon the termination of the trust by passage of time or by action of the Trust Certificate holders in accordance with the provisions of Section 4.2, the Trustees shall proceed as rapidly as possible to convert the Trust Estate into cash and the Trustee shall distribute to the Trust Certificate holders, pro rata according to

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the number of Units outstanding at the date fixed by the Trustees for distribution, the net proceeds (the "net proceeds" means the total cash received as a result of the conversion of the Trust Estate to cash less (i) expenses of such conversion, (ii) liabilities hereunder and (iii) such reserve as the Trustees deem necessary to establish to meet liabilities hereunder), provided, however, that if the Trustees determine that it will be in the best interests of the Trust Certificate holders not to convert part or all of the Trust Estate into cash, the Trust Estate not so converted shall be distributed in kind to the Trust Certificate holders, pro rata according to the number of Units outstanding at the date of distribution. Each distribution of cash hereunder shall be made by mailing checks to the Trust Certificate holders of record at the close of business on the date fixed by the Trustees for such distribution at their addresses as shown by the register maintained by the Trustees. Each distribution in kind may be made by mailing appropriate instruments of title to the Trust Certificate holders of record at the close of business on the date fixed by the Trustees for such distribution at their addresses as shown by the register maintained by the Trustees.

            Section 4.4. Continuance of Trust for Winding Up. After the termination of the trust and for the purpose of liquidating and winding up the affairs of this trust, the Trustees shall continue to act as such until their duties have been fully

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performed. Upon the distribution of all of the Trust Estate to the Trust
Certificate holders and the payment and discharge of all debts, liabilities and obligations of the trust, the Trustees shall have no further duties or obligations hereunder except to account as provided in Section 5.9.

                                  ARTICLE FIVE

                         Duties of Trustees; Collection
                        and Application of Trust Moneys.

            Section 5.1. Purchase of Stock. Following the execution of this Declaration of Trust, the Trustees shall enter into the Stock Purchase Agreement and, pursuant to the terms thereof, shall pay over to the Selling Shareholders, against delivery of certificates representing all of the issued and outstanding shares of Old Mills, the purchase price due under the Stock Purchase Agreement.

            Section 5.2. Reimbursement. Following the execution of this Declaration of Trust, the Trustees shall enter into the Undertaking to Reimburse and, pursuant thereto, shall pay Management Corp. $500,000 within 30 days of the purchase by the trust of the stock of Old Mills as provided for in the Stock Purchase Agreement.

            Section 5.3. Offer of Right to Subscribe to Trust Certificates. Prior to the closing of the purchase of the outstanding stock of Old Mills pursuant to the terms of the Stock Purchase Agreement, the Trustees shall offer to each Shareholder the right to subscribe for Units representing beneficial interests hereunder at the rate of one Unit for each five shares of U & I held by such Shareholder at the close of business on the record date determined by the Trustees, and the conditional right to subscribe to an additional number of Units not subscribed to by Shareholders, at a subscription price per unit sufficient to provide the trust with $2,250,000

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and the expenses of making such offering; provided, however, that the Trustees shall not permit any shareholder to subscribe for a number of Units which shall be less than 20 Units, but shall make appropriate provision for the purchase and sale of rights to subscribe for Units in order that any Shareholder not holding a sufficient number of shares of U & I to entitle him to subscribe to 20 Units shall be enabled to purchase such additional number as shall be necessary so to entitle him to subscribe, or shall be enabled to sell such rights in the event that he shall determine not to subscribe. Units remaining unsubscribed for after the expiration of the initial subscription period will be allotted to those Shareholders exercising their right to subscribe to additional Units pro rata as nearly as practicable in accordance with the respective number of Units subscribed for by said Shareholders pursuant to the initial subscription right. All rights to subscribe to Units shall be evidenced by warrants to be issued by the Trustees, and all subscriptions to Units shall be accompanied by payment in cash, or certified check, money order, bank draft or bank guaranty, for the full number of Units and additional Units subscribed for; provided, however, that in the event of the allocation to Shareholders of additional Units in an amount which shall be less than the number of Units for which payment was tendered, the Trustees shall refund any excess funds received by them within 30 days of such allocation, and shall issue Trust Certificates representing all Units subscribed to within 30

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days of such allocation. Any Units not subscribed for by the Shareholders on or before the date on which the offer to the Shareholders expires may be offered for sale to the general public. If all the Units offered hereby are not sold either pursuant to the subscription offer to the Shareholders or pursuant to offers to the general public mentioned above, no subscriptions will be accepted and all moneys received for such subscriptions will be returned in full to the subscribers promptly after the end of the 5 day period following the day on which the offer to the Shareholders expires.

            Section 5.4. Borrowing from the Lenders. Following the execution of this Declaration of Trust, but prior to the offer of rights to subscribe to Trust Certificates provided for by Section 5.3 hereof, the Trustees may enter into a loan agreement with the Lenders to borrow such amount for such period of years, at such interest rate and embodying such other terms and conditions as may be set forth in an amendment hereto made pursuant to paragraph (1) of
Section 7.2 hereof. The Trustees shall pay over any amount so borrowed to the Selling Shareholders, and thereafter shall take all steps and do all things necessary to discharge such indebtedness to the Lenders including, without limitation, the application of the Trust Moneys to such indebtedness.

            Section 5.5. Liquidation of Old Mills. Upon delivery to the Trustees of certificates representing all of the issued and outstanding shares of Old Mills pursuant to the terms of the Stock Purchase Agreement, the Trustees shall forthwith take all steps necessary or appropriate to cause the liquidation of Old Mills in accordance with the Plan of Complete Liquidation and the transfer and assignment to the Trustees of all of its assets, rights and claims, including, without limitation, the right to receive payment from New Mills of the unpaid balance of the purchase price payable under the Stock Purchase Agreement, and all rights of Old Mills with respect to the guarantee by Management Corp. of performance by New Mills of its obligations under

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the Assets Purchase Agreement. Upon the liquidation of Old Mills, all amounts due Old Mills pursuant to the Assets Purchase Agreement shall be collected by the Trustees as Trust Moneys and held as part of the Trust Estate. In the event that any liability shall be asserted against the Trustees as transferees of the assets of Old Mills, on account of any asserted liability of or through Old Mills, the Trustees shall be entitled to apply the Trust Moneys to discharge or contest such asserted liability, or to provide a reserve with respect to such asserted liability as provided in Section 5.6 below.

            Section 5.6. Payment of Expenses and Other Liabilities. The Trustees shall pay from Trust Moneys all expenses, charges, liabilities and obligations of the Trust Estate and all liabilities and obligations which the Trustees specifically assume and agree to pay pursuant to this Declaration of Trust and such transferee liabilities as the Trustees may be obliged to pay as transferees of the Trust Estate, including, among the foregoing and without limiting the generality of the foregoing, interest, taxes, assessments and public charges of every kind and nature and the costs, charges and expenses, including reasonable fees and disbursements connected with or growing out of the execution or administration of this trust and such other payments and disbursements as are provided in this Agreement or which may be determined to be a proper charge against the Trust Estate by the Trustees. The Trustees may, in their discretion, make provision by reserve or otherwise out of the Trust Moneys, for such amount as the Trustees in good faith may determine to be necessary to meet present or future liabilities

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of the trust, whether fixed or contingent.

            Section 5.7. Distribution of Trust Moneys. The Trustees shall, 20 days after the receipt of any Trust Moneys or as soon as practicable thereafter commencing 20 days after the first receipt of the first payment of Trust Moneys in 1965, distribute and pay, or cause to be distributed and paid, to the Trust Certificate holders of record at the close of business on the date on which such Trust Moneys are received (the "record date"), in proportion to their respective interests as evidenced by Trust Certificates, that is, pro rata according to the number of Units owned by each Trust Certificate holder, as of the said record date, all of the Trust Moneys (not theretofore distributed to the Trust Certificate holders) as of the close of business on such record date that is left after payment of, or provision for, the expenses, liabilities and obligations of the Trust Estate as set forth in this Article (including any reserve referred to in Section 5.6) and after the withholding of the taxes or charges, if any, as provided in Section 5.8.

            The Trustees shall maintain proper accounts and may rely upon the advice and opinion of independent certified public accountants or of counsel with respect to any matter relating to the determination of net income, undistributed net

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income or amounts available for distribution to the Trust Certificate holders, or legal, accounting, or financial matters pertaining to the administration of the Trust. The amount required to be distributed to the Trust Certificate holders on each distribution date in accordance with the provisions of this Section shall be determined by the Trustees in their discretion and their determination shall be final and conclusive on all persons and in the absence of bad faith shall not be reviewed by any court.

      The distributions to Trust Certificate holders required or made in accordance with the provisions of this Article shall be made by mailing checks to the Trust Certificate holders at the addresses set forth in the register maintained by the Trustees.

      Section 5.8. Withholding of Taxes and Other Charges. The Trustees may withhold from the Trust Moneys distributable to certain or all of the Trust Certificate holders from time to time such sums as may be sufficient to pay any taxes or other charges which have been or may be imposed on the Trust Certificate holders under the income tax laws or other laws of the United States or any state or political subdivision by reason of the distributions of net income to Trust Certificate holders, whenever the withholding of such sums is required by law or regulation, and the Trustees may, in their discretion, enter into agreements with taxing or other authorities for the payment of such amounts as may be withheld in accordance with the provisions of this Section.

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      Section 5.9. Reports to Holders of Trust Certificates. As soon as practicable after the end of each fiscal year of the trust and after termination of the trust, the Trustees shall submit a written report and account to the holders of Trust Certificates showing (i) the assets and liabilities of the trust at the end of such fiscal year or upon termination and the receipts and disbursements of the Trustees for such fiscal year or period, certified by independent public accountants, (ii) any changes in the Trust Estate which they have not previously reported, and (iii) any action taken by the Trustees in the performance of their duties under this Declaration of Trust which they have not previously reported and which in their opinion materially affects the Trust Estate. The Trustees may submit similar reports for such interim periods during the fiscal year as they deem advisable.

      Section 5.10. Federal Income Tax Information. As soon as practicable after the close of each calendar year, the Trustees shall mail to each holder of a Trust Certificate at the close of the year, a statement showing on a Unit basis the dates and amounts of all Trust Moneys received by the Trust during such year, and such other information as is reasonably available to the Trustees which may be helpful in determining the amount of income that such holder should include in his federal income tax return for the preceding calendar year by virtue of his ownership of Units in the trust.

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In addition, after receipt of a request in good faith or in their discretion without such request, the Trustees may furnish to any person who has been a holder of a Trust Certificate at any time during the preceding calendar year or any person whose interest has changed during such year a statement containing such information as is reasonably available to the Trustees which may be helpful in determining the amount of taxable income which such person should include in his federal income tax return.

                                   ARTICLE SIX

                  Purpose of Trust and Limitations on Trustees

      Section 6.1. Purpose of Trust. The sole purpose of this Trust is to conserve and protect the Trust Estate and collect and distribute the income and proceeds therefrom to the Trust Certificate holders after the payment of, or provision for, expenses and liabilities.

      Section 6.2. Limitations on Trustees. The Trustees shall not at any time, on behalf of the Trust or Trust Certificate holders, enter into or engage in any business, including, without limitation, the acquisition of copyrights and the licensing thereof. This limitation shall apply irrespective of whether the conduct of any such business activities is deemed by the Trustees to be necessary or proper for the conservation and protection of the Trust Estate. The Trustees shall not

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invest any of the funds held in the Trust Estate except that the Trustees may deposit money held under this Declaration in an interest-bearing bank account or accounts or in a checking account or accounts (which may be accounts with the Corporate Trustee) and the Trustees may purchase obligations of the United States. The Trustees shall be restricted to the holding and collection of the Trust Moneys and the payment and distribution thereof for the purposes set forth in this Declaration and to the conservation and protection of the Trust Estate and the administration thereof in accordance with the provisions of this Declaration. The Trustees shall not acquire any new properties of any kind except such property or rights as may accrue or come to them in connection with the Trust Estate.

      Section 6.3. General Application. Every provision in this Declaration, including the provisions of Article Seven, shall be construed in a way that is consistent with the purpose and with the limitations on the Trustees set forth in this Article Six, and no power granted by Article Seven or any other provision of this Declaration shall be exercised in a manner which goes beyond the purpose and the limitations of this Article Six.

                                  ARTICLE SEVEN

                             Powers of the Trustees

      Section 7.1. Generally. The Trustees shall hold the legal and equitable title to all property at any time constituting

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a part of the Trust Estate and shall hold such property in trust to be administered and disposed of by them pursuant to the terms of this Declaration for the benefit of the Trust Certificate holders hereunder.

      Section 7.2. Specific Powers Exercisable Without the Consent of the Trust Certificate Holders. Subject to the provisions of Article Six, the Trustees shall have the following specific powers, exercisable without the consent of the Trust Certificate holders, but their enumeration shall not be considered in any way to limit or control the power of the Trustees to act as specifically authorized by any other Section or provision of this Declaration and to act in such manner as the Trustees may deem necessary or appropriate to conserve and protect the Trust Estate or to confer on the Trust Certificate holders the benefits intended to be conferred upon them by this Declaration:

            (1) To amend, in order to obtain the loan provided for by Section
      5.4 thereof, this Declaration at any time to such time as there shall be holders of beneficial interests in this Trust;

            (2) To cause any investments of Trust Moneys pursuant to Section 9.3 to be registered and held in the name of any one or more of their names or in the names of a nominee or nominees without increase or decrease of liability with respect thereto;

            (3) To collect and receive any and all money and other property of whatsoever kind or

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                                                                              25

      nature due to or owing or belonging to the trust and to give full discharge and acquittance therefor;

            (4) To institute or defend actions for declaratory judgments or other actions and to take such other action as the Trustee may deem necessary or desirable to prevent a default or to enforce the default provisions or other provisions of the Assets Purchase Agreement, the Stock Purchase Agreement and of any other instruments relating to or forming a part of the Trust Estate.

            (5) To perform any act authorized, permitted or required under the Assets Purchase Agreement, the Stock Purchase Agreement or other instrument relating to or forming a part of the Trust Estate whether in the nature of an approval, consent, demand or notice thereunder or otherwise, unless such act would require the consent of the holders of the Trust Certificates in accordance with the express provisions of this Declaration.

            (6) To keep any or all of the Trust Estate that is movable at any place or places or with a depository or custodian at such place or places.

            (7) To do and perform any acts or things and only those acts or things necessary or appropriate for the conservation and protection of the Trust Estate, and in connection therewith to employ such agents (one or more of whom from time to time may be the Corporate Trustee) and to confer upon them such authority as the Trustees may deem expedient, and to pay reasonable compensation therefor.

      The Corporate Trustee may execute and perform any duty or power hereunder either directly or through its agents or attorneys. If there is a Corporate Trustee, all documents, moneys and other property pertaining to the Trust shall be held by the Corporate Trustee.

      Section 7.3. Specific Powers Exercisable With the Consent of the Trust Certificate Holders. Subject to the provisions of Article Six, the Trustees, with the consent of at least 66-2/3% in interest of the Trust Certificate holders (except with respect to subsection (1) of this Section, which shall require the consent of at least 75% in interest of the Trust Certificate holders), evidenced in the manner provided in Section 13.1, shall have the following specific powers, but the enumeration of these specific powers shall not be considered in any way to limit or curtail the other specific powers given to the Trustees in Section 7.1 or 7.2 or elsewhere in this Declaration unless expressly set forth therein:

            (1) To sell, transfer, assign or otherwise dispose of all or any part of the Trust Estate for cash or other considerations. In the event it should be finally determined by a court of proper jurisdiction that the required consent of at least 75% in interest of the Trust Certificate holders is an invalid suspension of the power of alienation by the Trustees, then the Trustees shall have the power to sell, transfer, assign or otherwise dispose of all or any part of the Trust Estate for cash or other considerations without such consent.

            (2) To cancel or terminate any instrument relating to or forming a part of the Trust Estate, and to execute new instruments notwithstanding that the term of any such instrument may extend beyond the term of this trust provided that no such new instrument shall permit the Trustees to engage in any activity prohibited by Article Six.

            (3) To amend this Declaration in any manner whatever, provided that no such amendment shall permit the Trustees to engage in any business, including, without limitation, the acquisition of copyrights and the licensing thereof.

            (4) To borrow money, including any borrowing from the Corporate Trustee, and to pledge or mortgage as security for the loan all or any part of the Trust Estate when in the opinion of the Trustees it is necessary to borrow money in order to carry out properly the purpose of this trust, and so long as such borrowing does not violate the provisions of Article Six.

                                  ARTICLE EIGHT

                        Additional Duties of the Trustees

      Section 8.1. Payment of Trust Obligations. The Trustees shall pay out of the Trust Estate all liabilities and obligations incurred by them in connection with the conservation or administration of the Trust Estate, including without limiting the generality of the foregoing, the liabilities and obligations set forth in Article Five.

      Section 8.2. Books of Account. The Trustees shall maintain books of account showing all receipts and disbursements and such other transactions as the Trustees may deem appropriate in accordance with good accounting principles. Such books of account shall be open at all reasonable times to the inspection by any holder of a Trust Certificate, or his duly authorized agent or attorney, upon a reasonable period of prior written notice to the Trustees, and shall, if required by an applicable statute or rule of any state, be open as required to inspection by an appropriate state official.

      Section 8.3. Approval of Accounts. The Trustees shall render the written report to the holders of Trust Certificates required by Section 5.9 hereof and said report shall constitute an account of the Trustees, administration of the trust for the fiscal year covered thereby. The approval by 51% in interest of the Trust Certificate holders of any account or accounts shall, as to all matters and transactions disclosed therein, be final and binding upon all persons (whether in being or not) who may then or thereafter become interested in or entitled to share in any Trust Certificate, and, unless there is timely objection, such account or accounts shall be deemed to have been approved. Said approval may be evidenced in the manner provided in Section 13.1 and, if evidenced by instruments, the execution thereof by Trust Certificate holders need not be acknowledged or witnessed.

      Section 8.4. Fiscal Year of the Trust. The fiscal year of the trust shall end on December 31 of each year unless the Trustees deem it advisable to establish some other date as the date on which the fiscal year of the trust shall end.

                                  ARTICLE NINE

                             Concerning the Trustees

      Section 9.1. Generally. The Trustees accept and undertake to discharge the trusts created by this Declaration, upon the terms and conditions thereof. The Trustees shall exercise such of the rights and powers vested in them by this

Declaration, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      No provision of this Declaration shall be construed to relieve the Trustees from liability for their own negligent action, their own negligent failure to act, or their own wilful misconduct, except that

            (a) no Trustee shall be responsible for the acts or omissions of any other Trustee if done or omitted without his knowledge or consent unless it shall be proved that such Trustee was negligent in ascertaining the pertinent facts and no successor Trustee shall be in any way responsible for the acts or omissions of any Trustees in office prior to the date on which he becomes a Trustee;

            (b) no Trustee shall be liable except for the performance of such duties and obligations as are specifically set forth in this Declaration, and no implied covenants or obligations shall be read into this Declaration against the Trustees;

            (c) in the absence of bad faith on the part of the Trustees, the Trustees may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustees and conforming to the requirements of this Declaration; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustees, the Trustees shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Declaration;

            (d) no Trustee shall be liable for any error of judgment made in good faith, unless it shall be proved that such Trustee was negligent in ascertaining the pertinent facts; and

            (e) the Trustees shall not be liable with respect to any action taken or omitted to be taken by them in good faith in accordance with the direction of the holders of not less than a majority in interest of the Trust Certificates at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustees, or exercising any trust or power conferred upon the Trustees under this Declaration.

            Section 9.2. Reliance by Trustees. Except as otherwise provided in
Section 9.1:

            (a) the Trustees may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties;

            (b) the Trustees may consult with legal counsel to be selected by them, and the Trustees shall not be liable for any action taken or suffered by them in accordance with the advice of such counsel; and

            (c) persons dealing with the Trustees shall look only to the Trust Estate to satisfy any liability incurred by the Trustees to such person in carrying out the terms of this trust, and the Trustees shall have no personal individual obligation to satisfy any such liability.

            Section 9.3. Money Received by Trustees. All moneys received by the Trustees shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. The Trustees, however, shall, insofar as practicable, pending distribution thereof use their best efforts to deposit moneys received by them hereunder in an interest-bearing bank account or accounts or to purchase obligations of the United States therewith, which obligations shall be converted into cash when cash is required for the payment of expenses, liabilities or distributions to the Trust Certificate holders in accordance with the terms of this Declaration, provided that no such investment need be made of any moneys distribution of which shall be required or made within thirty
(30) days after receipt thereof, and provided, further, that in addition thereto, the Trustees may maintain funds not in excess of $100,000 in a non-interest-bearing account.

      Section 9.4. Indemnification of Trustees. Each Trustee shall be indemnified by and receive reimbursement from the Trust Estate against and from any and all loss, liability, expense or damage which such Trustee may incur or sustain, in good faith and without negligence, in the exercise and performance of any of the powers and duties of such Trustee under this Declaration.

                                   ARTICLE TEN

                 Protection of Persons Dealing with the Trustees

      Section 10.1. Action by Trustees - Quorum. All action required or permitted to be taken by the Trustees, in their capacity as Trustees, pursuant to this Declaration shall be taken (i) at a meeting at which a quorum is present duly called by one or more of the Trustees and held on at least 3 days prior written or telegraphic notice to all of the Trustees then in office, or (ii) by a written vote, resolution or other writing without a meeting signed by all the Trustees then in office. Except where this Declaration otherwise provides, all action taken at such meeting shall be by vote or resolution of a majority of such of the Trustees as are present and shall have the same force and effect as if taken by all the Trustees. A majority of the Trustees then in office shall constitute a quorum. The Corporate Trustee shall be deemed present when represented by a duly authorized officer.

      Section 10.2. Reliance on Trustees' Statement as to Authority to Act. Any person dealing with the Trustees shall be fully protected in relying upon the Trustees' certificate that they have authority to take any action under this trust.

      Section 10.3. Reliance on Statement by Trustees as to Meeting of Trust Certificate Holders. Any person dealing with the Trustees shall be fully protected in relying upon the Trustees' certificate setting forth the facts concerning the calling of any meeting of the Trust Certificate holders, the giving of notice thereof, and the action taken at said meeting, including the number of Units represented by Trust Certificate holders taking such action.

      Section 10.4. Application of Money Paid or Transferred to the Trustees.
No person dealing with the Trustees shall be required to follow the application by the Trustees of any money or property which may be paid or transferred to the Trustees.

                                 ARTICLE ELEVEN

                            Compensation of Trustees

      Section 11.1. Compensation for Ordinary Services as Trustee. In lieu of commissions fixed by law for trustees, each Trustee shall receive as compensation for services as Trustee hereunder the sum of $2,500 per annum; provided, however, that in no event shall the compensation payable to all Trustees hereunder with respect to any year exceed three percent (3%) of the Trust Moneys received by the Trustees with respect to such year, and provided further that if in any year such three percent (3%) of the Trust Money is equal to less than $7,500, the Corporate Trustee, if any, shall receive $2,500 and the balance of the said three percent (3%) of the Trust Money shall be payable pro rata to the individual Trustees. In addition, and without regard to such limitation of three percent (3%), the Corporate Trustee shall receive such reimbursement to cover clerical and administrative services to the Trust (including services performed as registrar pursuant to Section 3.4) as shall be determined by action of the individual Trustees.

      In the event of any substitution of or change in the Trustees, each Trustee shall receive compensation based only upon such rent, royalties and other income and proceeds of sale received and distributed while such Trustee was in office.

      Section 11.2. Dates of Payment of Compensation for Ordinary Services as Trustee. The compensation payable to each Trustee pursuant to the provisions of
Section 11.1 shall be paid quarter-annually or at such other times as the Trustees may determine.

      Section 11.3. Compensation for Extraordinary Services Rendered by the Trustees. If a Trustee renders any unusual or extraordinary service to the Trust, that is, service not expected of him as a Trustee hereunder, such Trustee shall be entitled to receive, in addition to the compensation called for by
Section 11.1, reasonable compensation for such unusual or extraordinary service so rendered, but such compensation shall not exceed the limit set forth in
Section 11.1, and shall be approved by a majority in interest of the Trust Certificate holders prior to the payment thereof. Said approval may be evidenced in the manner provided in Section 13.1 and, if evidenced by instruments, the execution thereof by Trust Certificate holders need not be acknowledged or witnessed.

      Section 11.4. Expenses. Each Trustee shall be reimbursed from the Trust Estate for all expenses reasonably incurred by him in the performance of his duties in accordance with this Declaration.

                                 ARTICLE TWELVE

                         Trustees and Successor Trustees

      Section 12.1. Number of Trustees. Subject to the provisions of Section
12.4 relating to the period pending the appointment of successor Trustees, there shall be no less than three (3) Trustees of this trust, one of whom may be a Corporate Trustee with the qualifications prescribed in Section 12.5, and all others of whom shall be individual citizens and residents of the United States.

      Section 12.2. Appointment of Corporate Trustee. As soon as practicable after the execution hereof, the individuals acting as Trustees shall cause to be appointed a Corporate Trustee, which shall be a bank or trust company with the qualifications prescribed in Section 12.5 and shall accept such appointment in the manner provided in Section 12.6.

      Section 12.3. Resignation and Removal. Any Trustee may resign and be discharged from the trusts hereby created by giving written notice thereof to the remaining Trustees and by mailing such notice to the Trust Certificate holders at their respective addresses as they appear in the register of the Trustees, Such resignation shall become effective on the day specified in such notice or upon the appointment of such Trustee's successor and such successor's acceptance of such appointment, whichever is earlier.

      Any Trustee may be removed at any time, with or without cause, by the holders of two-thirds in interest of the Trust Certificates then outstanding.

      Section 12.4. Appointment of Successor. In case at any time a Trustee shall resign or be removed or shall die or become incapable of acting, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Corporate Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Corporate Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a vacancy shall be deemed to exist in the office of such Trustee, and a successor shall be appointed by the holders of a majority in interest of the Trust Certificates then outstanding. Pending the appointment of a successor Trustee, the remaining Trustees then in office may take any action in the manner set forth in Section 10.1.

      Section 12.5. Persons Eligible for Appointment as the Corporate Trustee. The Corporate Trustee shall at all times be a bank or trust company having its principal office and place of business in the Borough of Manhattan in The City of New York, if there be such an institution willing and able to accept the trust upon reasonable or customary terms, and shall at all times be a corporation organized and doing business under the laws of the United States or the State of New York, with a combined capital and surplus of at least $25,000,000 and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal or State authority. If the Corporate Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority referred to in this Section, then, for the purposes of this Section the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

      In case at any time a Corporate Trustee shall cease to be eligible under this Section, it shall resign immediately in the manner and with the effect specified in Section 12.3; and in the event that a Corporate Trustee does not so resign, it may be removed forthwith by the holders of a majority in interest of the Trust Certificates then outstanding.

      Section 12.6. Acceptance of Appointment by Corporate and Successor Trustees. Any Corporate Trustee and any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver one counterpart thereof to the other Trustees and, in case of a resignation, to the retiring Trustee. Thereupon such Corporate Trustee or successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of a trustee (or his or its predecessor in the trust in the case of a successor Trustee) hereunder with like effect as if originally named therein; but a retiring Trustee shall nevertheless, when requested in writing by his or its successor Trustee or by the remaining Trustees and upon payment of its lawful charges and disbursements then unpaid, if any, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of such retiring Trustee, and shall duly assign, transfer and deliver to such successor

Trustee all property and money held by it or him hereunder. Should any instrument from the remaining Trustees be reasonably required by any successor Trustee for more fully and certainly vesting in and confirming to him or it said estates, properties, rights, powers and trusts, then any and all such instruments shall, on request of such successor Trustee, be executed, acknowledged and delivered by the remaining Trustees.

      Section 12.7. Merger or Consolidation of the Corporate Trustee. Any corporation into which the Corporate Trustee may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Corporate Trustee shall be a party or any corporation to which substantially all the business and assets of the Corporate Trustee may be transferred, shall (subject to Section 12.5) be the Corporate Trustee under this Declaration, without further act.

      Section 12.8. Appointment of Successor Trustee by a Court. In the event a vacancy in the office of Trustee shall continue for a period of at least 90 days, a temporary Trustee may be appointed by the Supreme Court of the State of New York, on the application of any Trust Certificate holder upon such notice, if any, as the Court may deem proper and prescribe. Such temporary Trustee shall act only until one or more successor Trustees shall have been appointed by the Trust Certificate holders in the manner prescribed in Section 12.4.

                                ARTICLE THIRTEEN

                    Concerning the Trust Certificate Holders

      Section 13.1. Evidence of Action by Holders of Trust Certificates. Whenever in this Declaration it is provided that the holders of Trust Certificates may take any action (including the making of any demand or request, the giving of any notice, consent or waiver, the removal of a Trustee, the appointment of a successor Trustee or the taking of any other action), the fact that at the time of taking any such action such holders have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by holders of Trust Certificates in person or by agent or attorney appointed in writing, or (b) by the record of the holders of Trust Certificates voting in favor thereof at any meeting of holders of Trust Certificates duly called and held in accordance with the provisions of Article Fourteen.

      Section 13.2. Proof of Action Other than by Meeting. Proof of the execution of any instrument referred to in clause (a) of Section 13.1 by a holder of Trust Certificates or his agent or attorney shall be sufficient if made in the following manner:

      The fact and date of the execution by any such person of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds to be recorded in such jurisdiction that the person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer.

      The record of any meeting of holders of Trust Certificates and of any action thereat shall be proved in the manner provided in Article Fourteen.

      Section 13.3. Limitation on Suits by Holders of Trust Certificates. No holder of any Trust Certificate shall have any right by virtue of any provision of this Declaration to institute any action or proceedings at law or in equity against any party other than the Trustees upon or under or with respect to the Trust Estate or the agreements relating to or forming part of the Trust
Estate, and the holders of the Trust Certificates do hereby waive any such right, unless the holders of not less than 15% interest of the Trust Certificates then outstanding shall have made written request upon the Trustees to institute such action or proceedings in their own names as Trustees hereunder and shall have offered to the Trustees reasonable indemnity against the costs and expenses to be incurred therein or thereby, and the Trustees for thirty days after their receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings; it being understood and intended, and being expressly covenanted by the holder of every Trust Certificate with every other holder and the Trustees, that no one or more holders of Trust Certificates shall have any right in any manner whatever by virtue of any provision of this Declaration to affect, disturb or prejudice the right of any other holder of Trust Certificates, or to obtain or seek to obtain priority over or preference to any other such holder or to enforce any right under this Declaration, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Trust Certificates. Nothing contained in this Section 13.3, however, shall restrict or limit any right which a Trust Certificate holder may have as a matter of law to institute any action or proceeding against the Trustees upon, or under or with respect to this Declaration.

      Section 13.4. Requirement of Undertaking. All parties to this Declaration agree, and each holder of any Trust Certificate by his acceptance thereof shall be deemed to have agreed, that the Trustees may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this

Declaration, or in any suit against the Trustees for any action taken or omitted by them as Trustees, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this Section shall not apply to any suit by the Trustees and such undertaking shall not be requested by the Trustees or otherwise required in any suit by any Trust Certificate holder or group of Trust Certificate holders holding more than 5% in interest of the Trust Certificates outstanding.

                                ARTICLE FOURTEEN

                      Meetings of Trust Certificate Holders

      Section 14.1. Purpose of Meetings. A meeting of the Trust Certificate holders may be called at any time and from time to time pursuant to the provisions of this Article for the purposes of taking any action which the terms of this Declaration permit a percentage in interest of the Trust Certificate holders to take either acting alone or with the Trustees.

      Section 14.2. Meeting Called by the Trustees. The Trustees may at any time call a meeting of the Trust

Certificate holders, for the purpose of taking any action referred to in Section 14.1, to be held at such time and at such place within the State of New York (or elsewhere if so determined by all of the Trustees) as the Trustees shall determine. Written notice of every meeting of the Trust Certificate holders shall be given by the Trustees (except as provided in Section 14.3), which written notice will set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be mailed not more than 40 or less than 20 days before such meeting is to be held to all of the Trust Certificate holders of record not more than 5 days before the date of such mailing. The notice shall be directed to the Trust Certificate holders at their respective addresses as they appear in the register of the Trustees.

      Section 14.3. Meeting Called on Request of the Trust Certificate Holders. Within 30 days after written request to the Trustees by at least 15% in interest of the Trust Certificate holders to call a meeting of Trust Certificate holders to take any action authorized by Section 14.1, which written request shall specify in reasonable detail the action proposed to be taken, the Trustees shall proceed under the provisions of Section 14.2 to call a meeting of the Trust Certificate holders, and if the Trustees fail to call such meeting within said 30 day period then such meeting may be called by said 15% in interest of the Trust Certificate holders or their designated representative.

      Section 14.4. Persons Entitled to Vote at Meeting of Trust Certificate Holders. Each holder of one or more Trust Certificates on the record date shall be entitled to vote at a meeting of the Trust Certificate holders either in person or by his proxy duly authorized in writing. The signature of the holder on such written authorization need not be witnessed or notarized.

      Section 14.5. Number of Votes Available to Each Person Entitled to Vote. Each person entitled to vote shall have one vote for each Unit represented by Trust Certificates he holds or represents.

      Section 14.6. Quorum. At any meeting of Trust Certificate holders, the presence of persons holding or representing Trust Certificates for the number of Units sufficient to take action on any matter for the transaction of which such meeting was called shall be necessary to constitute a quorum; but if less than a quorum be present, the persons holding or representing a majority in interest of the Trust Certificates represented at the meeting may adjourn such meeting with the same effect and for all intents and purposes as though a quorum had been present.

      Section 14.7. Adjournment of Meeting. Any meeting of Trust Certificate holders may be adjourned from time to time and a meeting may be held at such adjourned time and place without further notice.

      Section 14.8. Chairman and Secretary of Meeting. The Trustees shall appoint a temporary Chairman and temporary Secretary of the meeting. The Chairman of the meeting and the Secretary of the meeting shall be elected by vote of the persons holding or representing a majority in interest of the Trust Certificates represented at the meeting and entitled to vote.

      Section 14.9. Ballots. The vote upon any resolution submitted to any meeting of Trust Certificate holders shall be by written ballot.

      Section 14.10. Inspectors of Votes. Two Inspectors of Votes, appointed by the permanent Chairman of the meeting, shall count all votes cast at the meeting for or against any resolution and shall make and file with the Secretary of the meeting their verified written report.

      Section 14.11. Record of Meeting. A Record of the proceedings of each meeting of Trust Certificate holders shall be prepared by the Secretary of the meeting and there shall be attached to such Record the original reports of the Inspectors of Votes on any vote by ballot thereat, and the Record shall contain a copy of the notice of the meeting and an affidavit of mailing of notice thereof as provided in
Section 14.2 or Section 14.3 as the case may be. The Record shall be signed and verified by the affidavits of the permanent Chairman and permanent Secretary of the meeting and shall be delivered to the Trustees to be preserved by them. If the permanent Chairman and permanent Secretary fail to sign the Record, a majority of the Trustees present at the meeting may sign and verify it. Any Record so signed and verified shall be conclusive evidence of all the matters therein stated.

                                 ARTICLE FIFTEEN

                                      Bonds

      Section 15.1. Original Trustees. No bond shall be required of any original Trustee hereunder,or, if a bond is required by law, no surety or security with respect to such bond shall be required unless required by law.

      Section 15.2. Successor Trustees. No bond shall be required of any successor Trustee hereunder, or, if a bond is required by law, no surety or security with respect to such bond shall be required unless required by law.

      Section 15.3. Authorization to Insure Acts of Trustees. The
Trustees may carry fidelity insurance on behalf of and at the expense of the trust, covering the acts of the Trustees and of their employees and agents.

                                 ARTICLE SIXTEEN

                               Filing of Agreement

      Section 16.1. Filing of Declaration. This Declaration shall be filed or recorded in the office of the Clerk of the County of New York, State of New York, and in such other office or offices as the Trustees may determine to be necessary or desirable. A copy of this Declaration and all amendments thereof shall be filed in the principal office of the Corporate Trustee and shall be available at all times for inspection by any Trust Certificate holder or his duly authorized representative.

      Section 16.2. Filing of any Amendment of Declaration of Trust. The Trustees shall file or record any amendment of this Declaration in the same places where the original Declaration is filed or recorded.

      Section 16.3. Filing a Change in Trustees. The Trustees shall file or record any instrument which relates to any change in the office of Trustee in the same places where the original Declaration is filed or recorded.

      Section 16.4. Filing of Other Instruments. The Trustees shall determine what other instruments, if any, shall be filed or recorded and the place or places of such filing or recordation.

                                ARTICLE SEVENTEEN

                                   Amendments

      Section 17.1. Consent of Trust Certificate Holders. At the direction or with the consent (evidenced in the manner provided in Section 13.1) of the holders of not less than 66-2/3% (unless a higher percentage is expressly required to take action under the provisions of this Declaration) in interest of the Trust Certificates, the Trustees shall promptly make and execute a declaration amending this Declaration for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Declaration or amendments hereto, provided, however, that no such amendment shall permit the Trustees hereunder to engage in any activity prohibited by Article Six.

      Section 17.2. Notice and Effect of Amendment. Promptly after the execution by the Trustees of any such declaration of amendment the Trustees shall give notice of the substance of such amendment to the holders of the Trust Certificates or, in lieu thereof, the Trustees may send a copy of the amendment to each holder of the Trust Certificates. Upon the execution of any such declaration of amendment by the Trustees, this Declaration shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Declaration of the Trustees and the holders of the Trust Certificates shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendments, and all the terms and conditions of any such amendment shall be thereby deemed to be part of the terms and conditions of this Declaration for any and all purposes.

                                ARTICLE EIGHTEEN

                            Miscellaneous Provisions

      Section 18.1. Significance of Titles Given Articles and Sections. Titles given to Articles and to Sections hereunder are for general information only and shall not influence the construction of the language of this Declaration.

      Section 18.2. Intention of Parties to Establish a Trust. This Declaration is not intended to create and shall not be interpreted as creating an association, partnership or joint venture of any kind. It is intended as a trust to be governed and construed in all respects as a trust.

      Section 18.3. Laws as to Construction. This

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                                                                              52

Declaration shall be governed by and construed in accordance with the laws of the State of New York and the Trustees and the Trust Certificate holders, by their acceptance of the Trust Certificates issued hereunder, consent and agree that this Declaration shall be governed by and construed in accordance with said laws.

      Section 18.4. Separability. In the event any provision of this Declaration or the application thereof to any person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Declaration shall be valid and enforced to the fullest extent permitted by law.

      Section 18.5. Notices. Any notice or demand which by any provision of this Declaration is required or permitted to be given or served upon the Trustees by the Trust Certificate holders may be given or served by being deposited, postage prepaid and by registered or certified mail in a post office or letter box addressed (until another address is designated by notice to the Trust Certificate holders) in care of The Marine Midland Trust Company of New York, 120 Broadway,

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                                                                              53

New York, N.Y. 10015, Attention: Corporate Trust Department. Any notice or other communication by the Trustees to any holder of Trust Certificates issued hereunder shall be deemed to have been sufficiently given, for all purposes, if given by being deposited, postage prepaid, in a post office or letter box addressed to said holder at his address as shown on the register of the Trustees.

      Section 18.6. Protective Contractual Provisions. In any contract made by the Trustees, a provision shall be contained protecting the Trust Certificate holders from any personal liability by reason of such contracts.

      Section 18.7. Counterparts. This Declaration may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the Trustees have signed, sealed and executed this Declaration as of the day and year first above written.

                                                    /s/ Richard L. Rosenthal
                                                  ------------------------------
                                                       Richard L. Rosenthal
                                                             Trustee

                                                    /s/ Bernard D. Fishman
                                                   -----------------------------
                                                        Bernard D. Fischman
                                                             Trustee

                                                    /s/ C.B. Myers
                                                   -----------------------------
                                                            C.B. Myers
                                                             Trustee

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                                                                              54
STATE OF NEW YORK )
                  : ss.:
COUNTY OF NEW YORK)

      On this      day of November, 1964, before me personally came RICHARD L.
ROSENTHAL, BERNARD D. FISCHMAN and C.B. MYERS, to me known and known to me to be the individuals described in and who executed the foregoing instrument, and they severally duly acknowledged to me that they executed the same.

                                                   _____________________________
                                                            Notary Public